PRINCIPAL PARTNERS BLUE CHIP FUND, INC.
                           SUB-ADVISORY AGREEMENT


AGREEMENT effective as of the 16th day of December, 2002, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and Wellington Management Company, LLP (hereinafter called "the Sub-Advisor).

                          W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to Principal Partners Blue Chip Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for a portion of the portfolio of the Fund, which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

     (a) Management Agreement (the "Management Agreement") with the Fund;

     (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission (the "Registration Statement");

     (c) The Fund's Articles of Incorporation and By-laws;

     (d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

     1.  Appointment of Sub-Advisor

         In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in
         Section 2 below for investment and reinvestment of the securities and other assets of the Fund or such portion of the assets of the Fund as the Manager shall specify from time to time, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2. Obligations of and Services to be Provided by the Sub-Advisor

         The Sub-Advisor will:

(a) Provide investment advisory services, including but not limited to research, advice and supervision for the Fund; or such portions of the Fund's assets as the Manager shall specify from time to time.

         (b) Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Fund's investment objective and policies.

         (c) Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

         (d) Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Fund.

         (e) Maintain, in connection with the Sub-Advisor's investment advisory services obligations provided to the Fund, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Fund's investment strategies and restrictions as stated in the Fund's prospectus and statement of additional information, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 12(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services provided to the Fund.

         (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Fund are being observed.

         (g) Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

         (h) Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and
               (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund (excluding custodial services, brokerage expenses and pricing and bookkeeping services).

          (i) Open accounts with broker-dealers and futures commission merchants ("broker-dealers"), select broker-dealers to effect transactions for the Fund, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. At the request of the Manager, the Fund or the Fund's Board of Directors, the Sub-Advisor shall provide a brokerage placement report listing the broker-dealers to whom trades were placed and the commissions paid to those broker-dealers. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Fund at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Fund. In addition, joint repurchase or other accounts may not be utilized by the Fund except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

          (j) Maintain all accounts, books and records with respect to the Sub-Adviser's management of this Fund as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940 (the "Investment Advisers Act"), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund or the Manager provided, however, that Sub-Advisor may retain a copy of such records.

          (k) Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of Ethics.

          (l) From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Fund, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the investments of the Fund.

          (m) Provide such information as is customarily provided by a sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act"), and any state securities laws, and any rule or regulation thereunder. Manager acknowledges receipt of Sub-Advisor's Form ADV more than 48 hours prior to the execution of this Agreement.

          (n) Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Fund. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

     3.  Compensation

         As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

     4.  Liability and Indemnification

          (a) Except as may otherwise be provided by the 1940 Act or any other federal securities law, neither the Sub-Advisor nor any of its partners, officers, employees, consultants, or agents thereof (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Fund as a result of any error of judgment or mistake of law by the Sub-Advisor or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Advisor or its Affiliates for, and the Sub-Advisor shall indemnify and hold harmless the Fund, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (the "1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnities may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act or under any other statue, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Advisor in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact concerning the Sub-Advisor contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Sub-Advisor which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Fund by the Sub-Advisor Indemnitees (as defined below) for use therein provided that the materials have been furnished to the Sub-Advisor for their review in accordance with Section 8 of this Agreement.

          (b) Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Fund shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Sub-Advisor as a result of any error of judgment or mistake of law by the Manager with respect to the Series, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Sub-Advisor, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Sub-Advisor Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Advisor Indemnities may become subject under the 1933 Act, the 1940 Act, the Investment Advisers Act or under any other statue, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission concerned the Sub-Advisor and was made in reliance upon written information furnished to the Manager or the Fund by the Sub-Advisor Indemnitees (as defined above) for use therein provided that the materials have been furnished to the Sub-Advisor for their review in accordance with Section 8 of this Agreement.

     5.  Supplemental Arrangements

         The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub- Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

     6.  Regulation

         The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     7.  Representations of the Manager

         The Manager represents and warrants as follows:

         (a) The Manager (i) is registered as an investment advisor under the Investment Advisers Act and will continue to be so registered for as long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Investment Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement;
               (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) That (i) this Agreement has been approved by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval and (ii) either
               (a) this Agreement has been approved by a majority of the outstanding voting securities of the Fund or (b) the Fund has obtained exemptive relief from the Securities and Exchange Commission to the effect that no such approval is necessary.

         (c) The Manager agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Sub-Advisor, or any of its affiliates, in offering, marketing, or other promotional materials without the prior written consent of the Sub-Advisor.

     8.   References to the Sub-Advisor

          During the term of this  Agreement,  the Manager  agrees to furnish to the  Sub-Advisor  at its  principal  office  all  prospectuses,  proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to sales personnel, shareholders of the Fund or the public, which refer to the Sub-Advisor or its clients in any way, prior to use thereof and not to use such material if the Sub-Advisor reasonably objects in writing five business days (or such time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the Sub-Advisor hereunder by first-class or overnight mail, electronic or facsimile transmission, or hand delivery.

     9.   The Sub-Advisor's Services Are Not Exclusive

          Nothing in this Agreement shall limit or restrict the right of any of the Sub-Advisor's partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Sub-Advisor's right to engage in any other business or to render services of any kind to any other corporation, form, individual, or association.

     10.  Duration and Termination of This Agreement

          This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Fund. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

          If the shareholders of the Fund fail to approve the Agreement or any continuance of the Agreement, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Fund pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Fund during such period is in compliance with Rule 15a-4 under the 1940 Act.

          This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Fund on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

     11.  Amendment of this Agreement

          No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

     12. General Provisions

          (a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (b) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200,
               Attention: Ernest H. Gillum, Vice President, and the address of the Sub-Advisor shall be Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, Attention: Regulatory Affairs.

          (c) The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

               (1) the Sub-Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

               (2) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

          (d) The Manager shall provide (or cause the Fund custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Fund, cash requirements and cash available for investment in the Fund, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

          (e) This Agreement contains the entire understanding and agreement of the parties.

          (f) It is understood and agreed that no (i) failure or delay to exercise, nor (ii) single or partial exercise of any right, power, or privilege given or arising under this Agreement shall operate as a waiver of future rights to exercise any such right, power or privilege.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                     PRINCIPAL MANAGEMENT CORPORATION


                                     By________________________________________
                                        Ernest H. Gillum, Vice President


                                     WELLINGTON MANAGEMENT COMPANY, LLP


                                     By________________________________________

                               APPENDIX A


The Sub-Advisor shall serve as investment sub-advisor for the Fund. The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a fee computed at an annual rate as follows (the "Sub-Advisor Percentage Fee"):


         Sub-Advisor's Fee as a Percentage of Average Daily Net Assets

                First $500 million.........................0.25%
                Over $500 million..........................0.20%


The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Advisor. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described above and multiplying this product by the net assets of the Fund managed by the Sub-Advisor as determined in accordance with the Fund's prospectus and statement of additional information as of the close of business on the previous business day on which the Fund was open for business.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

For  purposes  of  calculating  fees  under  this  Agreement,  the assets of the
Sub-Advisor's portion of the Fund shall be aggregated with the portion of the assets of any other affiliated accounts of the Manager managed by the Sub-Advisor in a similar investment mandate (together, the "Aggregated Assets"). The "Aggregated Assets" will be applied to the above schedule and the resulting fee shall be prorated back to the Fund and other affiliated accounts accordingly.